UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 27, 2026
COMPASS PATHWAYS PLC
(Exact Name of Registrant as Specified in Its Charter)

England and Wales	001-39522	Not applicable
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
33 Broadwick Street
London W1F 0DQ
United Kingdom
(Address of Principal Executive Offices; Zip Code)
+1 (716) 676-6461
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one ordinary share, nominal value £0.008 per share	CMPS	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
(a) On May 27, 2026, COMPASS Pathways plc (the “Company”) held its 2026 Annual General Meeting of Shareholders (the “AGM”). Of the ordinary shares entitled to vote, there were 58,880,058 ordinary shares represented in person or by proxy at the AGM. The Company did not exercise any of the discretionary voting power with respect to the American Depositary Shares ("ADSs") which is available to the Company pursuant to the terms of the deposit agreement by and among the Company, Citibank, N.A., as depositary, and holders and beneficial owners of ADSs issued thereunder, dated as of September 22, 2020. As a result, the proxy forms for holders of ADSs who did not provide voting instructions on or before the applicable voting cut-off time have been included in the “Broker Non-Vote” total. A “vote withheld” is not a vote in law and votes withheld had no effect on the proposals. Votes withheld were counted as present and entitled to vote for purposes of determining a quorum.

(b) The matters voted upon at the AGM were described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 15, 2026. The final results of such voting are set forth below.

Proposal 1. To re-elect Justin Gover as a Director of the Company.

FOR	AGAINST	WITHHELD	BROKER NON-VOTES
58,630,954	146,737	102,367	76,043,237

At the AGM, Justin Gover was duly re-elected.

Proposal 2. To re-elect Daphne Karydas as a Director of the Company.

FOR	AGAINST	WITHHELD	BROKER NON-VOTES
58,621,717	185,852	72,489	76,043,237

At the AGM, Daphne Karydas was duly re-elected.

Proposal 3. To elect Kathleen Tregoning as a Director of the Company.

FOR	AGAINST	WITHHELD	BROKER NON-VOTES
58,735,204	67,122	77,732	76,043,237

At the AGM, Kathleen Tregoning was duly elected.

Proposal 4. To re-elect Jeffrey Jonas as a Director of the Company.

FOR	AGAINST	WITHHELD	BROKER NON-VOTES
58,628,825	163,719	87,514	76,043,237

At the AGM, Jeffrey Jonas was duly re-elected.

Proposal 5. To re-appoint PricewaterhouseCoopers LLP, an English limited liability partnership (“PwC UK”), as U.K. statutory auditors of the Company, to hold office until the conclusion of the next annual general meeting of shareholders.

FOR	AGAINST	WITHHELD	BROKER NON-VOTES
58,755,739	56,042	68,277	76,043,237

At the AGM, the shareholders approved the re-appointment of PwC UK as U.K. statutory auditors of the Company, to hold office until the conclusion of the next annual general meeting of shareholders.

Proposal 6. Ratification, on a non-binding, advisory basis, of the appointment of PricewaterhouseCoopers LLP, a Delaware limited liability partnership (“PwC US”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

FOR	AGAINST	WITHHELD	BROKER NON-VOTES
58,758,214	55,042	66,802	76,043,237

At the AGM, the shareholders ratified the appointment of PwC US as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Proposal 7. To authorize the Audit and Risk Committee to determine the auditors’ remuneration for the year ending December 31, 2026.

FOR	AGAINST	WITHHELD	BROKER NON-VOTES
58,743,672	62,739	73,647	76,043,237

At the AGM, the shareholders authorized the Audit and Risk Committee to determine the auditors’ remuneration for the year ending December 31, 2026.

Proposal 8. To receive the U.K. statutory annual accounts and report for the fiscal year ended December 31, 2025 and to note that the directors do not recommend the payment of any dividend for the year ended December 31, 2025.

FOR	AGAINST	WITHHELD	BROKER NON-VOTES
58,705,133	70,478	104,447	76,043,237

At the AGM, the shareholders approved the receipt of the U.K. statutory annual accounts and reports for the year ended December 31, 2025 and to note that the directors do not recommend the payment of any dividend for the year ended December 31, 2025.

Proposal 9. To receive and approve, on a non-binding, advisory basis, the Company's U.K. statutory directors’ remuneration report for the year ended December 31, 2025.

FOR	AGAINST	WITHHELD	BROKER NON-VOTES
58,379,024	383,453	117,581	76,043,237

At the AGM, the Company’s shareholders approved on an advisory basis, the directors’ remuneration report for the year ended December 31, 2025.

Proposal 10. To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers for the year ended December 31, 2025.

FOR	AGAINST	WITHHELD	BROKER NON-VOTES
58,291,006	455,870	133,182	76,043,237
At the AGM, the Company’s shareholders approved, on a non-binding and advisory basis, the compensation of the Company’s named executive officers for the year ended December 31, 2025.

As previously disclosed, Dr. Annalisa Jenkins' term as a Class III director was due to expire at the AGM and therefore with the conclusion of the AGM, Dr. Jenkins’ term of service on the board of directors has ended. The board of directors of the Company wishes to express its gratitude to Dr. Jenkins for her dedication to our mission and her invaluable guidance as the Company grew over her eight years serving on the board of directors from a private, early-stage clinical company to a Nasdaq-listed late-stage clinical company preparing for its first regulatory approval and commercial launch.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS PATHWAYS PLC

Date: May 28, 2026	By:	/s/ Kabir Nath
Kabir Nath
Chief Executive Officer